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                                                                    EXHIBIT 10.3

                        SPECIAL STOCK RETENTION ADDENDUM
                                       TO
                             STOCK OPTION AGREEMENT

     The following provisions are hereby incorporated into, and are hereby made a part of, that certain Stock Option Agreement (the "Option Agreement") by and between Broadcom Corporation, a California corporation (the "Corporation"), and ________________________ ("Optionee") evidencing a stock option granted this day to Optionee (the "Option") under the terms of the Corporation's 1998 Stock Incentive Plan, as amended and restated (the "Plan"). The provisions of this Addendum shall be effective immediately and shall remain effective until November 1, 2008.

     All capitalized terms in this Addendum, to the extent not otherwise defined herein, shall have the meanings assigned to them in the Option Agreement.

                      SPECIAL STOCK RETENTION REQUIREMENTS

     1. Following each exercise of the Option, the Optionee shall retain ownership, either directly or indirectly through a trust, family limited partnership or other estate planning vehicle pursuant to which Optionee remains the beneficial owner within the meaning of Rule 13d-3 promulgated under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), of not less than one third (1/3) of the Net Number of Shares acquired upon such exercise for a period of at least nine (9) months measured from the date the Option is exercised for those particular shares (the "Retention Period"). The Net Number of Shares acquired upon each exercise of the Option shall be determined pursuant to the following provisions:

          (i) If the Exercise Price is paid in cash or cash equivalent, the Net Number of Shares acquired upon such exercise shall be equal to the total number of shares of Common Stock purchased with such cash or cash equivalent less the number of those shares sold on the day of exercise to cover the Exercise Price payable for those shares, if any, the federal, state and local income and employment withholding taxes required to be collected by the Corporation or otherwise payable by Optionee in connection with such exercise, any commissions or other fees payable with respect to such exercise and sale of the shares and any related transfer taxes.

          (ii) If the Exercise Price is paid with shares of Common Stock, then the Net Number of Shares acquired upon such exercise shall be equal to the number of shares of Common Stock issued in excess of the number of shares delivered in payment of the Exercise Price.

          (iii) If the Exercise Price is paid through a broker-dealer sale and remittance procedure, then the Net Number of Shares shall be equal to the number of shares of Common Stock acquired upon such exercise less the number of those shares sold to cover the Exercise Price payable for those shares, the federal, state and local income and employment withholding taxes required to be collected by the Corporation or otherwise payable by Optionee in connection with such exercise, any commissions or other fees payable with respect to such exercise and sale of the shares and any related transfer taxes.

          (iv) If any shares of Common Stock acquired upon the exercise of the Option are immediately sold by Optionee or withheld by the Corporation to satisfy the withholding tax liability attributable to such exercise, then the shares so sold or withheld shall not be included as part of the Net Number of Shares acquired upon such exercise.

     2. Notwithstanding the foregoing, the Retention Period shall immediately lapse, and none of the shares of Common Stock acquired under the Option shall remain subject to the retention requirements of Paragraph 1, should Optionee cease for any reason to be a Section 16 Insider (as defined in the Plan) or should a Change in Control occur in which the shares of Common Stock, together with all other outstanding shares of Common Stock, are to be exchanged for one or more cash payments.

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     3. All shares of Common Stock that are subject to the retention requirements of Paragraph 1 shall be held in escrow by the Corporation (or otherwise designated for retention pursuant to this Addendum through any other means reasonably satisfactory to the Corporation) until the Retention Period lapses. Upon the expiration of such Retention Period, the certificates for any escrowed shares held by the Corporation shall be promptly delivered to the Optionee (or his or her successor in interest), and the shares described in Paragraph 1 shall no longer be subject to the retention requirements of this Addendum.

     4. Any shares of Common Stock which are held in escrow (or otherwise designated for retention) pursuant to under Paragraph 3 shall be appropriately adjusted to reflect any stock split, stock dividend, recapitalization or other similar transaction affecting the outstanding shares of Common Stock without the Corporation's receipt of consideration.

     5. Except to the extent modified by this Addendum, all the terms and conditions of the Option Agreement shall continue in full force effect.

     IN WITNESS WHEREOF, BROADCOM CORPORATION has caused this Addendum to be executed by its duly-authorized officer, and Optionee has executed this Addendum, all as of the Effective Date specified below.

                                        Broadcom Corporation


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

                                        Optionee
                                                 -------------------------------

EFFECTIVE DATE: ___________, 200_